Date 14 March 2008
EMPIRE SPIRIT LTD.
INDEPENDENT TRADER LTD.
TRIATHLON INC.
SOLEIL TRUST INC.
JUNGLE INVESTMENT LIMITED and
NORTHERN YIELD SHIPPING LIMITED
as joint and several Borrowers
-and-
DnB NOR BANK ASA
as Lender

THIRD SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement dated 5 December 2005,
as amended by a Supplemental Agreement dated 27 February 2006 and a Second Supplemental Agreement dated 30 January 2007,
for a loan facility of up to US$84,317,500

Index

Clause		Page No

1	INTERPRETATION	4

2	AGREEMENT OF THE LENDER	7

3	CONDITIONS PRECEDENT	7

4	REPRESENTATIONS AND WARRANTIES	10

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS	11

6	FURTHER ASSURANCES	19

7	FEES AND EXPENSES	20

8	NOTICES	21

9	SUPPLEMENTAL	21

10	LAW AND JURISDICTION	21

THIS AGREEMENT is made on 14 March 2008
BETWEEN
(1)	EMPIRE SPIRIT LTD., INDEPENDENT TRADER LTD., TRIATHLON INC., SOLEIL TRUST INC., JUNGLE INVESTMENT LIMITED and NORTHERN YIELD SHIPPING LIMITED (together, the “Borrowers” and each a “Borrower”); and

(2)	DnB NOR BANK ASA of Norway acting through its office at 20 St Dunstan’s Hill, London EC3R 8HY, England as “Lender”.
BACKGROUND
(A)	By a loan agreement dated 5 December 2005 and made between (i) the Borrowers and (ii) the Lender, the Lender has made available to the Borrowers a loan facility of (originally) US$50,000,000.

(B)	By an agreement supplemental to the said loan agreement dated 27 February 2006 and made between the Borrowers and the Lender, the Lender has made available to the Borrowers a further loan facility under the Loan Agreement of US$14,000,000.

(C)	By a second agreement supplemental to the said loan agreement dated 30 January 2007 and made between the Borrowers and the Lender, the Lender has made available to the Borrowers a further loan facility under the Loan Agreement of US$20,317,500 (which together with the loan facilities referred to in Recitals (A) and (B) represents the outstanding principal amount of the said loan at the date of this Agreement).

(D)	The total amount outstanding under the Loan Agreement as at the date hereof is US$71,239,375.

(E)	The Borrowers have made a request to the Lender that it makes available a further tranche (in one advance) of up to US$15,750,000 which shall be on-lent by the Borrowers to an affiliated company of the Borrowers, Ecstasea Inc., to assist such company in financing part of the acquisition cost of the LPG carrier “GAS PREMIERSHIP”.

(F)	This Agreement sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date, at the request of the Borrowers to make available Tranche E to the Borrowers and the consequential amendments to the Loan Agreement and the other Finance Documents.
IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Effective Date” means the Business Day not later than 31 March 2008 (or such later date as the Lender may agree with the Borrowers) on which all the conditions precedent referred to in Clause 3.2 have been fulfilled by the Borrowers;

“Fourth Finance Documents” means, together:
(a)	the Gas Premiership Finance Documents;

(b)	the Replacement Deed of Covenant;

(c)	the Replacement Mortgages;

(d)	the Third Amendment Mortgages;

(e)	the Third Amendment Deed of Covenant;

(f)	the Substitute Mortgage Addendum;

(g)	the Gas Flawless Amendment Mortgage; and

(h)	the Gas Flawless Amendment Deed of Covenant,

and, in the singular, means any of them;
“GAS FLAWLESS Amendment Deed of Covenant” means, in respect of “GAS FLAWLESS”, an amendment to the Deed of Covenant in respect of that Ship in such form as the Lender may approve or require;

“GAS FLAWLESS Amendment Mortgage” means, in respect of “GAS FLAWLESS”, an amendment mortgage to the Mortgage in respect of that Ship in such form as the Lender may approve or require;

“GAS PREMIERSHIP” means the 2001-built LPG carrier of 7,200 cubic metres currently named “PREMIERSHIP” and which is to be purchased by the Gas Premiership Owner pursuant to the Gas Premiership MOA and to be registered in its ownership under the Marshall Islands flag with the name “GAS PREMIERSHIP”;

“Gas Premiership Account Security Deed” means a deed creating security in respect of the Gas Premiership Earnings Account in such form as the Lender may approve or require;

“Gas Premiership Approved Flag” means Marshall Islands flag or such other flag as the Lender may approve as the flag on which the “GAS PREMIERSHIP” may be registered;

“Gas Premiership Charter” means a time charterparty in respect of “GAS PREMIERSHIP” dated 19 July 2007 (as supplemented and amended) and made between the Gas Premiership Owner and Vitol S.A.;

“Gas Premiership Charter Assignment” means a specific assignment of the rights of the Gas Premiership Owner under the Gas Premiership Charter executed or to be executed by the Gas Premiership Owner in favour of the Lender in such form as the Lender may approve or require;

“Gas Premiership Earnings Account” means an account in the name of the Gas Premiership Owner with the Lender in England designated “Ecstasea Inc. — Earnings Account” or any other account (with that or another office of the Lender) which is designated by the Lender as the Gas Premiership Earnings Account for the purposes of the Loan Agreement;

“Gas Premiership Finance Documents” means, together:
(a)	the Gas Premiership Guarantee;

(b)	the Gas Premiership Shares Pledge;

(c)	the Gas Premiership Account Security Deed;

(d)	the Gas Premiership General Assignment;

(e)	the Gas Premiership Mortgage; and

(i)	the Gas Premiership Charter Assignment;
and, in the singular, means any of them;

“Gas Premiership General Assignment” means a first priority general assignment of the Earnings, the Insurances and any Requisition Compensation of “GAS PREMIERSHIP” executed or to be executed by the Gas Premiership Owner in favour of the Lender, in such form as the Lender may approve or require;

“Gas Premiership Guarantee” means, the guarantee of the obligations of the Borrowers under the Loan Agreement and the Finance Documents to be made by the Gas Premiership Owner in favour of the Lender in such form as the Lender may approve or require;

“Gas Premiership MOA” means, in relation to “GAS PREMIERSHIP” a memorandum of agreement dated 19 July 2007 made between Vitol S.A. as seller and the Gas Premiership Owner as buyer for a purchase price of $19,000,000;

“Gas Premiership Mortgage” means a first preferred Marshall Islands Ship Mortgage in respect of the “GAS PREMIERSHIP” made or to be made by the Gas Premiership Owner in favour of the Lender in such form as the Lender may approve or require;

“Gas Premiership Owner” means Ecstasea Inc., a corporation incorporated in the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960;

“Gas Premiership Shares Pledge” means the pledge of all the shares of and in the Gas Premiership Owner, executed or to be executed by the Corporate Guarantor in favour of the Lender in such form as the Lender may approve or require;

“Loan Agreement” means the loan agreement dated 5 December 2005 referred to in Recital (A), as supplemented and amended by the supplemental agreement dated 27 February 2006 referred to in Recital (B) and the second supplemental agreement dated 30 January 2007 referred to in Recital (C);

“Replacement Deed of Covenant” means, in relation to “GAS MONARCH”, a deed of covenant collateral to the Replacement Mortgage in respect of that Ship in such form as the Lender may approve or require;

“Replacement Mortgage” means, in relation to:
(a)	“GAS LEGACY”, a first priority Cyprus statutory mortgage in respect of that Ship and deed of covenant collateral thereto;

(b)	“GAS ETERNITY”, a first priority Cyprus statutory mortgage in respect of that Ship and deed of covenant collateral thereto; and

(c)	“GAS MONARCH”, a first priority Bahamas statutory mortgage in respect of that Ship, executed or to be executed by the Owner of the relevant Ship in favour of the Lender in such form as the Lender may approve or require and, in the plural, means all of them;

“Substitute Mortgage Addendum” means, in respect of “GAS CZAR”, an addendum to the Mortgage in respect of that Ship in such form as the Lender may approve or require and in the plural means both of them;

“Third Amendment Deed of Covenant” means, in respect of “GAS CATHAR”, an amendment to the Deed of Covenant in respect of that Ship in such form as the Lender may approve or require;

“Third Amendment Mortgage” means, in respect of each of “GAS CATHAR”, “GAS MARATHON” and “GAS SINCERITY” an amendment mortgage to the Mortgage in respect of the relevant Ship in such form as the Lender may approve or require and in the plural means all of them;

“Tranche E” means an amount equal to the lesser of (a) $15,750,000 and (b) an amount equal to 75 per cent of the Market Value of the “GAS PREMIERSHIP” on the Tranche E Drawdown Date, to be made available by the Lender to the Borrowers (who shall on-lend the same to the Gas Premiership Owner) in one advance in accordance with clauses 2.2 and 3.2 of the Loan Agreement and upon the terms and conditions specified in this Agreement, as the same may reduce or be deemed to reduce in accordance with Clause 4.2; and

“Tranche E Drawdown Date” means, in respect of Tranche E, the date requested by the Borrowers for Tranche E to be made available, or (as the context requires) the date on which Tranche E is actually advanced to the Borrowers.

1.3	Application of construction and Interpretation provisions of Loan Agreement. Clauses 1.2, 1.3, 1.4 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE LENDER

2.1	Agreement of the Lender. The Lender agrees, subject to and upon the terms and conditions of this Agreement, to make available Tranche E to the Borrowers under the Loan Agreement.

2.2	Effective Date. The agreement of the Lender contained in Clauses 2.1 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General. The agreement of the Lender contained in Clauses 2.1 is subject to the fulfillment of the conditions precedent in Clause 3.2.

3.2	Conditions precedent to Tranche E. The conditions referred to in Clause 3.1 are that the Lender shall have received the following documents and evidence in all respects in form and substance satisfactory to the Lender and its lawyers on or before 31 March 2008 (or such later date as the Lender may agree with the Borrowers):
(a)	documents (certified in the case of copies) of the kind specified in paragraphs 3, 4 and 5 of Schedule 2, Part A of the Loan Agreement in relation to each Borrower, each Additional Guarantor and the Gas Flawless Owner updated with appropriate modifications to refer to this Agreement and the Fourth Finance Documents;

(b)	documents (certified in the case of copies) of the kind specified in paragraph 2, 3, 4 and 5 of Schedule 2, Part A of the Loan Agreement in relation to the Gas Premiership Owner authorising (inter alia) the execution of the Gas Premiership Finance Documents;

(c)	originals of this Agreement and the Fourth Finance Documents, duly executed by the parties thereto;

(d)	the originals of any mandates or other documents required in connection with the opening or operation of the Gas Premiership Earnings Account and all other information required by the Lender in relation to its “know your customer” regulations (whether in connection with the opening of the Gas Premiership Earnings Account or otherwise) including, but not limited to, specimen signatures and two certified forms of identification for all account signatories, two directors of the Gas Premiership Owner and the ultimate beneficial owner of the Gas Premiership Owner;

(e)	certified copies of the Gas Premiership MOA and the Gas Premiership Charter (and all addenda thereto) and of all documents signed or issued by the Gas Premiership Owner or the other parties thereto under or in connection with any of them;

(f)	documentary evidence that:
(i)	“GAS PREMIERSHIP” has been duly delivered to, and accepted by, the Gas Premiership Owner in accordance with the Gas Premiership MOA and the full purchase price payable thereunder (in addition to the part thereof being financed by Tranche E) has been duly paid;

(ii)	“GAS PREMIERSHIP” is definitively and permanently or provisionally registered in the name of the Gas Premiership Owner under the Gas Premiership Approved Flag;

(iii)	“GAS PREMIERSHIP” is in the absolute and unencumbered ownership of the Gas Premiership Owner save as contemplated by the Gas Premiership Finance Documents;

(iv)	“GAS PREMIERSHIP” maintains the class as set out in clause 13.3(b) of the Loan Agreement with a classification society acceptable to the Lender free of all overdue recommendations and conditions of such classification society,

(v)	the Gas Premiership Mortgage has been duly registered against “GAS PREMIERSHIP” as a valid first preferred mortgage in accordance with the laws of the relevant flag state; and

(vi)	“GAS PREMIERSHIP” is insured in accordance with the provisions of Gas Premiership Finance Documents and all requirements therein in respect of insurances have been complied with;
(g)	documents establishing that “GAS PREMIERSHIP” will, as from the Tranche E Drawdown Date, be managed by the applicable Approved Manager on terms acceptable to the Lender, together with:
(i)	a letter of undertaking executed by the Approved Manager in favour of the Lender in the terms required by the Lender agreeing certain matters in relation to the management of “GAS PREMIERSHIP” and subordinating the rights of the Approved Manager against the Gas Premiership Owner to the rights of the Lender under the Finance Documents; and

(ii)	copies of the Approved Manager’s Document of Compliance and of “GAS PREMIERSHIP” Safety Management Certificate (together with any other details of the applicable safety management system which the Lender requires);
(h)	a satisfactory valuation of each Ship addressed to the Lender, stated to be for the purposes of this Agreement and dated not earlier than 30 days before the Tranche E Drawdown Date to be prepared in accordance with the provisions of clause 14.3 of the Loan Agreement by 2 of the shipbrokers referred to in clause 14.3 of the Loan Agreement;

(i)	the endorsement at the end of this Agreement signed by the Corporate Guarantor and each Shareholder;

(j)	documentary evidence that:
(i)	the Replacement Mortgages and the Replacement Deeds of Covenant relative to “GAS LEGACY” and “GAS ETERNITY” have been duly registered against “GAS LEGACY” and “GAS ETERNITY” as, respectively, valid first priority statutory mortgages and collateral deeds of covenant in accordance with the laws of Cyprus;

(ii)	the Replacement Mortgage relative to “GAS MONARCH” has been duly registered against “GAS MONARCH” as a valid first priority statutory mortgage in accordance with the laws of the Bahamas;

(iii)	the Substitute Mortgage Addendum has been duly recorded against “GAS CZAR” as valid addendum to the Gas Czar Mortgage in accordance with the laws of the Marshall Islands;

(iv)	the Third Amendment Mortgage in respect of each of “GAS MARATHON” and “GAS SINCERITY” has been duly registered against the relevant Ship as a valid amendment to the Mortgage in respect of that Ship in accordance with the laws of Panama; and

(v)	the Third Amendment Mortgage in respect of “GAS CATHAR” has been duly registered against that Ship as a valid amendment to the Mortgage in respect of that Ship in accordance with the laws of Malta and;

(vi)	the GAS FLAWLESS Amendment Mortgage in respect of “GAS FLAWLESS” has been duly registered against that ship as a valid amendment to the Mortgage in respect of that Ship in accordance with the laws of Malta;
(k)	favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of Liberia, Marshall Islands, Cyprus, Malta, the Bahamas and Panama and such other relevant jurisdictions as the Lender may require;

(l)	the Lender shall have received the arrangement fee referred to in Clause 7.1;

(m)	documentary evidence that the agent for service of process named in clause 30 of the Loan Agreement has accepted its appointment;

(n)	latest consolidated accounts of the Corporate Guarantor which were, or should have been, provided by the Borrowers in accordance with Clause 10.6 of the Loan Agreement;

(o)	satisfactory evidence that no event has occurred nor any circumstances have arisen or developed including, without limitation:
(i)	a change in the financial position, state of affairs or prospects of any Borrower, the ultimate beneficial shareholder of each Owner or the Corporate Guarantor; or

(ii)	any accident or other event involving any Ship or another vessel owned, chartered or operated by a Relevant Person;
in the light of which the Lender reasonably considers that there is a significant risk that the Owners or the Corporate Guarantor are, or will later become, unable to discharge their liabilities under the Finance Documents as they fall due; and

(p)	any further opinions, consents, agreements and documents in connection with this Agreement and the Finance Documents which the Lender may request by notice to the Borrowers prior to the Effective Date.
4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties. Each Borrower represents and warrants to the Lender that the representations and warranties in clause 9 of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.2	Repetition of Finance Document representations and warranties. Each Borrower represents and warrants to the Lender that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:
(a)	by adding in Clause 1.1 thereof each of the definitions in Clause 1.1 of this Agreement (other than the definitions of “Effective Date”, “Loan Agreement” and “Tranche E Drawdown Date”);

(b)	by adding a new sub-paragraph (e) in the definition of “Approved Manager” in Clause 1.1 thereof as follows:,

“(e) “GAS PREMIERSHIP”, Stealth Maritime Corporation S.A. whose registered office is at 80 Broad Street, Monrovia, Liberia”;’

(c)	by adding a new sub-paragraph (iv) in paragraph (a) of the definition of “Availability Period” in Clause 1.1 thereof as follows:

“(iv) in respect of Tranche E, 31 March 2008”;

(d)	by adding in (i) of the definition of “Asset Cover Ratio” in Clause 1.1 thereof after the words “Additional Ship Earnings Accounts”, the words “and the Gas Premiership Earnings Account” :

(e)	by adding a new definition of “Borrowed Money” in Clause 1.1 thereof as follows:

““Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;”;

(f)	by adding in the third line of the definition of “Charter” in Clause 1.1 thereof after the reference to “Gas Flawless Charter”, the words “and the Gas Premiership Charter”;

(g)	by replacing the figure “$84,317,500” with “$100,067,500” in the definition of “Commitment” in Clause 1. 1 thereof,

(h)	by construing all references in the Loan Agreement and the other Finance Document to the Deeds of Covenant relative to “GAS CATHAR” and “GAS FLAWLESS” to mean:
(i)	in the case of “GAS CATHAR” the Deed of Covenant relative to that Ship as amended by the Third Amendment Deed of Covenant;

(ii)	in the case of “GAS FLAWLESS” the Deed of Covenant relative to that Ship as amended by the GAS FLAWLESS Amendment Deed of Covenant;
(i)	by adding in the first line of the definition of “Drawdown Date” in Clause 1.1 thereof after the reference to “Tranche D” the words “or to Tranche E”;

(j)	by adding to the definition of “Finance Documents” in Clause 1.1 thereof the words “and (p) the Fourth Finance Documents”;

(k)	by adding a new definition of “Free Cash Flow” in Clause 1.1 thereof as follows:

““Free Cash Flow” means, at any time, in respect of the preceding four financial quarters the amount calculated by reference to the Latest Accounts to be (a) the aggregate gross revenue (as defined in the relevant Latest Accounts) of the Group received during such 12 month period, less (b) the aggregate of (i) costs incurred by the Group related to the ownership and operation of ships and acceptable (to the Lender) administrative expenses (each as set out in the relevant Latest Accounts), (ii) the Interest Expenses net of Interest Income (as defined in the relevant Latest Accounts) of the Group and (iii) the aggregate of any principal amounts repaid to any lender by the Group in respect of any Borrowed Money during such 12 month period;”;

(l)	by adding a new definition of “Group” in Clause 1.1 thereof as follows:

““Group” means the Corporate Guarantor and its subsidiaries;”;

(m)	by adding a new definition of “Indebtedness” in Clause 1.1 thereof as follows:

““Indebtedness” means any obligation howsoever arising (whether present or future, actual or contingent, secured or unsecured as principal, surety or otherwise) for the payment or repayment of money;”;

(n)	by adding a new definition of “Interest Expense” in Clause 1.1 thereof as follows:

““Interest Expense” means, at any time, for the preceding four financial quarters, the aggregate interest payable by the Group and any member thereof on any Borrowed Moneys during such period;”;

(o)	by adding a new definition of “Latest Accounts” in Clause 1.1 thereof as follows:

““Latest Accounts” means (i) in respect of any financial year of the Corporate Guarantor and/or the Owners and/or the Group, the latest audited financial statements required to be prepared pursuant to clause 8.1.6 or (ii) in relation to any other 4 consecutive financial quarters of the Corporate Guarantor and/or the Owners and/or the Group, together the latest unaudited financial statements required to be prepared pursuant to clause 8.1.6 in relation to the relevant quarterly periods;”;

(p)	by construing all references in the Loan Agreement and the other Finance Documents to the Mortgages relative to the Existing Ships, the Additional Ship Mortgages relative to the Additional Ships and the GAS FLAWLESS Mortgage relative to the “GAS FLAWLESS” to mean:
(i)	in the case of each of “GAS LEGACY”, “GAS ETERNITY” and “GAS MONARCH”, the Replacement Mortgage relative thereto;

(ii)	in the case of each of “GAS CATHAR”, “GAS MARATHON’ and “GAS SINCERITY”, the Mortgage relative to such Ship as amended by the Third Amendment Mortgage relative thereto;

(iii)	in the case of “GAS CZAR” the Additional Ship Mortgage relative to that Ship as amended by the Substitute Mortgage Addendum; and

(iv)	in the case of “GAS FLAWLESS”, the Gas Flawless Amendment Mortgage relating to that Ship;
(q)	by deleting the definition of “Margin” in Clause 1.1 thereof, and replacing it with:

““Margin” means:
(a)	until and including 11 March 2007, 0.70 per cent. per annum, and at all times thereafter:

(b)	in respect of the Loan less Tranche E, when the Security Cover Ratio is:

(i)	equal to or lower than 130 per cent., 0.85 per cent. per annum;

(ii)	higher than 130 per cent. and lower than 150 per cent., 0.75 per cent. per annum;

(iii)	equal to or higher than 150 per cent., 0.70 per cent. per annum;
(c)	in respect of Tranche E, when the Security Cover Ratio is:
(i)	equal to or lower than 130 per cent., 1 per cent. per annum;

(ii)	higher than 130 per cent. and lower than 150 per cent., 0.90 per cent. per annum;

(iii)	equal to or higher than 150 per cent., 0.85 per cent. per annum;”
(r)	by adding a definition of “Mandatory Costs” in Clause 1.1 thereof as follows:

“Mandatory Cost” means the percentage rate calculated by the Agent in accordance with Schedule 3;”;

(s)	by adding sub-paragraph (i) to the definition of “Mortgage” as follows

“(i) the Gas Premiership Mortgage”;

(t)	by adding in the definition of “Owner” in Clause 1.1 thereof after the words “or the Gas Flawless Owner” the words “or the Gas Premiership Owner”

(u)	by adding in the left hand column in the definition of “Owner” in Clause 1.1 thereof reference to “GAS PREMIERSHIP” and adding opposite the name of such Ship in the right hand column the words “the Gas Premiership Owner”;

(v)	by deleting the definition of “Purchase Price” in Clause 1. 1 thereof and replacing it with:

“Purchase Price” means, in relation to a New Ship, an Additional Ship, the “GAS FLAWLESS” and the “GAS PREMIERSHIP” the aggregate amount paid or to be paid by the relevant Borrower or, as the case may be, the relevant Additional Guarantor, the Gas Flawless Owner or the Gas Premiership Owner to the seller of that New Ship, that Additional Ship, the “GAS FLAWLESS” or the “GAS PREMIERSHIP” pursuant to the MOA, the Additional Ship MOA, the Gas Flawless MOA or the Gas Premiership MOA which relates thereto;”

(w)	by adding in the definition of “Security Party” in Clause 1.1 thereof after the words “the Gas Flawless Owners” the words “, the Gas Premiership Owner”;

(x)	by adding new sub-paragraph (j) in the definition of “Shareholder” in Clause 1.1 thereof as follows:

“(d) in the case of the Gas Premiership Owner, Stealthgas;”;

(y)	by adding a new sub-paragraph (e) in the definition of “Ships” in Clause 1.1 thereof as follows:

“(e) “GAS PREMIERSHIP”;

(z)	by construing the definition of “Tranche” in Clause 1.2 thereof as if the same included reference to Tranche E;

(aa)	by deleting from Clause 2.1 thereof the words and figures “eight Advances a loan facility of up to $84,317,500 divided in four tranches” and replacing them with “nine Advances a loan facility of up to $100,067,500 divided in five tranches”;

(bb)	by adding a new sub-paragraph (e) in Clause 2.1 thereof as follows:
“(e)	an amount equal to the lesser of (i) $15,750,000 and (ii) an amount equal to 75 per cent. of the Market Value of the “GAS PREMIERSHIP” on the Tranche E Drawdown Date;”;
(cc)	by adding in Clause 3.2(c) after the words to “Tranche D”, the words “and Tranche E”;

(dd)	by adding a new paragraph (f) in Clause 3.2 (and re-constituting the existing paragraph (f) as paragraph (g) as follows:
“(f)	Tranche E shall not exceed 75 per cent. of the Market Value of the “GAS PREMIERSHIP” on the Tranche E Drawdown Date; and”;
(ee)	by deleting Clause 4.2 thereof and replacing it as follows:

“4.2 Normal Rate of Interest. Subject to the provisions of this Agreement, the rate of interest on the loan and each part thereof in respect of an Interest Period shall be the aggregate of (a) the applicable Margin, (b) LIBOR for that Interest Period and (c) Mandatory Costs (if any) and, for the purpose of calculating the applicable Margin, Tranche E shall be deemed to reduce on payment of each instalment hereunder by $690,000, and the other Tranches together shall be deemed to be reduced by the difference between the relevant instalment and $690,000.”;

(ff)	by adding in Clause 5.2 (a) thereof after the words “commencement of the Interest Period” the words “, provided that the Borrowers shall not select more than three 1-month Interest Periods in any calendar year”;

(gg)	by adding a new paragraph (f) in Clause 5.2 thereof (and reconstituting the existing Paragraphs (f) and (g) as respectively paragraphs (g) and (h) as follows:
“(e)	the first Interest Period in relation to Tranche E shall commence on the Tranche E Drawdown Date and shall expire on the last day of the Interest Period which is then current for Tranches A, B, C and D (as consolidated pursuant to Clause 5.2(d)) and thereafter Interest Periods in relation to Tranches A, B, C, D and E which are outstanding at the relevant time shall commence and expire on the same dates and shall be consolidated to form one Interest Period;”;
(hh)	by deleting Clause 7.1(a) and Clause 7.1(b) and replacing them with the following:
(a)	20 consecutive six-monthly instalments of:
(i)	in the case of the first and second instalments, $4,608,000 each;

(ii)	in the case of the third and fourth instalments, $3,862,125 each;

(iii)	in the case of the fifth and sixth instalments, $4,552,125 each;

(iv)	in the case of the seventh to twentieth instalments (inclusive), $3,784,125 each; and
(b)	a balloon instalment of $21,045,250 (as such amount may be increased through the operation of Clause 7.11, the “Balloon Instalment”).”;
(ii)	by adding a new Clause 7.8 thereof (and reconstituting the existing Clauses 7.8 and 7.9 as respectively Clauses 7.9 and 7.10) as follows:
“7.8	Mandatory prepayment on change of control. In the event that the ultimate beneficial shareholders of any Owner transfer the direct or indirect control over the voting shares in such Owner to a person or group of persons acting in consent, the Borrowers shall give at least 30 days prior notice of such transfer to the Lender, and the Lender shall within 10 days of receipt thereof give notice to the Borrowers that it approves, or does not approve, such transfer. If it does not approve the same, the Borrowers shall prepay the Loan on the date of completion of such transfer.”;
(jj)	by replacing the figure “$3,090,125” in the third line of Clause 7.11(c) thereof with “3,780,125”;

(kk)	by adding new Clause 11.4 as follows:

“Share capital and distribution. The Borrowers shall procure that the Corporate Guarantor shall not declare or pay any dividends, except in an aggregate amount in relation to any four consecutive financial quarters of up to 50% of the Free Cash Flow for that period.”;

(ll)	by adding in Clauses 10.6, 13.15 and 18.1(h), (j) and (o) thereof after the words “Borrower, Additional Guarantor or, as the case may be, the Gas Flawless Owner” wherever they appear the words “or the Gas Premiership Owner”;

(mm)	by adding new Schedule 3 as follows:
“MANDATORY COSTS
1	The Mandatory Cost is an addition to the interest rate to compensate the Bank for the cost of compliance with (a) the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2	On the first day of each Interest Period (or as soon as possible thereafter) the Lender shall calculate, as a percentage rate per annum, its Mandatory Cost in accordance with the following paragraphs.

3	The Mandatory Cost when the Lender lends from a lending office in a Participating Member State will be the percentage (expressed as a percentage rate per annum) which is the Lender’s determination of the cost of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4	The Mandatory Cost for the Lender lending from a lending office in the United Kingdom will be calculated as follows and determined by the Lender accordingly:

((0.01 x E) divided by 300) per cent. per annum

Where:

E	is designed to compensate the Lender for amounts payable under the Fees Rules and is calculated by the Lender as being the most recent rate of charge payable by it to the Financial Services Authority under the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the Bank as being the average of the Fee Tariffs applicable to the Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of the Bank.
5	For the purposes of this Schedule:
(a)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(c)	“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union; and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.
6	Any determination by the Lender pursuant to this Schedule in relation to a formula, the Mandatory Cost or any amount payable to the Lender shall, in the absence of manifest error, be conclusive and binding on all parties. The resulting figures will be rounded to four decimal places.

7	The Lender may from time to time, after consultation with the Borrowers, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.”;
(nn)	by adding in Clause 18.1(p) thereof after the words “the Gas Flawless Owner” the words “or the Gas Premiership Owner”;

(oo)	by adding new Clause 18.1(q) as follows:

“without the prior consent of the Lender, the aggregate number of shares of and in the Corporate Guarantor beneficially owned or controlled by Mr Charalambos (“Harry”) Vafias and/or any member of his immediate family falls below 15% of the total issued shares of and in the Corporate Guarantor;” and

(pp)	by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.
5.2	Amendments to Finance Documents. With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement, shall be, and shall be deemed by this Agreement to be, amended as follows:
(a)	the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement or the relevant Fourth Finance Documents;

(b)	by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement or the relevant Fourth Finance Documents.
5.3	Finance Documents to remain In full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:
(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2 or the relevant Fourth Finance Documents ; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement,
6	FURTHER ASSURANCES

6.1	Borrowers’ obligation to execute further documents etc. The Borrowers shall, and shall procure that any other party to any Security Document shall:
(a)	execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Lender may, in any particular case, specify,

(b)	effect any registration or notarisation, give any notice or take any other step, which the Lender may, by notice to the Borrowers or other party, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.
6.2	Purposes of further assurances. Those purposes are:
(a)	validly and effectively to create any Security Interest or right of any kind which the Lender intended should be created by or pursuant to the Loan Agreement or any other Security Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.
6.3	Terms of further assurances. The Lender may specify the terms of any document to be executed by a Borrower or any other party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Lender considers appropriate to protect its interests.

6.4	Obligation to comply with notice. Each Borrower or any other party shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5	Additional corporate action. At the same time as a Borrower or any other party delivers to the Lender any document executed under Clause 6.1(a), a Borrower or any other party shall also deliver to the Lender a certificate signed by 2 of that Borrower’s or that other party’s directors which shall:
(a)	set out the text of a resolution of that Borrower’s or that other party’s directors specifically authorising the execution of the document specified by the Lender, and

(b)	state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under that Borrower’s or that other party’s articles of association or other constitutional documents.
7	FEES AND EXPENSES

7.1	Arrangement fee. The Borrowers shall pay to the Lender on the Tranche E Drawdown Date a non-refundable arrangement fee of $39,375.

7.2	Expenses. The provisions of clause 19 (Fees and Expenses) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	NOTICES

8.1	General. The provisions of clause 27 (Notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions. The provisions of clause 30 (Law and Jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

BORROWERS

EXECUTED as a DEED	)
by EMPIRE SPIRIT LTD.	)
acting by Andrew Simmons	)	/s/ Andrew Simmons
its duly authorised attorney-in-fact	)

EXECUTED as a DEED	)
by INDEPENDENT TRADER LTD.	)
acting by Andrew Simmons	)	/s/ Andrew Simmons
its duly authorised attorney-in-fact	)

EXECUTED as a DEED	)
by TRIATHLON INC.	)
acting by Andrew Simmons	)	/s/ Andrew Simmons
its duly authorised attorney-in-fact	)

EXECUTED as a DEED	)
by SOLEIL TRUST INC.	)
acting by Andrew Simmons	)	/s/ Andrew Simmons
its duly authorised attorney-in-fact	)
EXECUTED as a DEED	)
by JUNGLE INVESTMENT LIMITED	)
acting by Andrew Simmons	)	/s/ Andrew Simmons
its duly authorised attorney-in-fact	)
EXECUTED as a DEED	)
by NORTHERN YIELD SHIPPING LIMITED	)
acting by Andrew Simmons	)	/s/ Andrew Simmons
its duly authorised attorney-in-fact	)

LENDER

EXECUTED as a DEED	)
by DnB NOR BANK ASA	)
acting by ROBIN PARRY	)	/s/ ROBIN PARRY
its duly authorised attorney-in-fact	)

Witness to all the above	)
Signatures: RONAN LE DU	)	/s/ RONAN LE DU
Name: Ince & Co
Address: Akti Miaouli 47-49 Piraeus 185 36 Greece

We on this 14 day of March, 2008 hereby confirm and acknowledge that we have read and understood the terms and conditions of the above Second Supplemental Agreement and agree in all respects to the same and confirm that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement (as amended by the Second Supplemental Agreement) and shall, without limitation, secure the Loan (as increased or to be increased by the amount of Tranche E).

/s/ Andrew Simmons	/s/ Andrew Simmons

Andrew Simmons	Andrew Simmons
For and on behalf of	For and on behalf of
CEDRIC FINANCE INC.	QUINTA TRADING CO.

/s/ Andrew Simmons	/s/ Andrew Simmons

Andrew Simmons	Andrew Simmons
For and on behalf of	For and on behalf of
DREW INTERNATIONAL INC.	REINA PROPERTIES CORP.

/s/ Andrew Simmons	/s/ Andrew Simmons

Andrew Simmons	Andrew Simmons
For and on behalf of	For and on behalf of
STEALTHGAS INC.	BALKAN HOLDING INC.

/s/ Andrew Simmons	/s/ Andrew Simmons

Andrew Simmons	Andrew Simmons
For and on behalf of	For and on behalf of
BALCAN PROFIT LIMITED	EVOLUTION CRUDE INC.